Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-252517) on Post-Effective Amendment No.1 on Form S-8 to registration statement on Form S-4 of Huntington Bancshares Incorporated of our report dated May 27, 2021, with respect to the financial statements of the TCF 401K Plan, which report appears in the Form 11-K of Huntington Bancshares Incorporated dated June 24, 2022.

/s/ KPMG LLP

Detroit, Michigan
June 24, 2022